Signature of Reporting Personzz

HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P.

        By:   HM3/GP Partners, L.P.,
              its general partner

        By:   Hicks, Muse GP Partners III, L.P.,
              its general partner

        By:   Hicks Muse Fund III Incorporated,
              its general partner

        By:   /s/ David W. Knickel
              -----------------------------------------------------
              David W. Knickel
              Vice President and Chief Financial Officer